As filed with the Securities and Exchange Commission on February 14, 2017

Registration No. 333-214120

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1568099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Citigroup Global Markets Holdings Inc.

(Exact name of registrant as specified in its charter)

New York	11-2418067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

(See table of Additional Registrants)

388 Greenwich Street

New York, New York 10013

(212) 559-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie Bell Lindsay, Esq.

General Counsel-Capital Markets and Corporate Reporting

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

(212) 559-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey D. Karpf, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum offering price(1)(2)	Amount of registration fee(3)(4)
Debt Securities of Citigroup Inc.
Common Stock Warrants of Citigroup Inc.
Index Warrants of Citigroup Inc.
Preferred Stock of Citigroup Inc.
Depositary Shares of Citigroup Inc.
Common Stock of Citigroup Inc.
Stock Purchase Contracts of Citigroup Inc.
Stock Purchase Units of Citigroup Inc.
Debt Securities of Citigroup Global Markets Holdings Inc.
Citigroup Inc. Guarantees of Debt Securities of Citigroup Global Markets Holdings Inc. (5)

Debt securities, index warrants, preferred stock and depositary shares of Citigroup Inc. or its corporate predecessors, capital securities of the Additional Registrants listed below and Citigroup Inc. guarantees of debt securities, index warrants and capital securities of Citigroup Global Markets Holdings Inc., the Additional Registrants and Citigroup Inc.’s corporate predecessors (2)

Total	$30,000,000,000	$3,477,000

(1)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $30,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities or that are issued in units or represented by depositary shares.

(2)	Includes an unspecified number of securities that may be offered or sold by direct or indirect subsidiaries of the issuers in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate number or amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by Citigroup Inc., its corporate predecessors, Citigroup Global Markets Holdings Inc., or the Additional Registrants. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by direct or indirect subsidiaries of the issuers. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the guarantees being registered on this Registration Statement.

(5)	No separate consideration will be received for the guarantees being registered on this Registration Statement.

1

Table of Additional Registrants

Exact Name of Additional Registrant, as Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification No.
Citigroup Capital XIII	Delaware	06-1532089
Citigroup Capital XVIII	Delaware	20-5127853

Explanatory Note

This Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-214120) is being filed to include information that is required to be included in the registration statement by such form for registrants who are no longer well-known seasoned issuers, as defined in Rule 405 under the Securities Act of 1933, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below, except for the commission registration fee, are estimates.

Commission Registration Fee	$3,477,000
Accounting Fees	750,000
Trustees’ Fees and Expenses	120,000
Printing and Engraving Fees	700,000
Rating Agency Fees	200,000
FINRA Fee	0
Legal Fees and Expenses	600,000
Stock Exchange Listing Fees	200,000
Miscellaneous	200,000
Total	$6,247,000

Item 15. Indemnification of Directors and Officers.

Citigroup

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

Citigroup Global Markets Holdings

Section 721 of the New York Business Corporation Law, or the BCL, provides that, in addition to the indemnification provided in Article 7 of the BCL, a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the BCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the BCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the BCL in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the BCL specifies the manner in which payment of indemnification under Section 722 of the BCL or indemnification permitted under Section 721 of the BCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the BCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723. Section 725 of the BCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the BCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Article Seventh(e) of the Restated Certificate of Incorporation of Citigroup Global Markets Holdings provides in part as follows:

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Article Ninth of the Restated Certificate of Incorporation of Citigroup Global Markets Holdings provides as follows:

To the fullest extent permitted under section 402 of the BCL, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit

(a)	the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his acts violated section 719 of the BCL or

(b)	the liability of any director for any act or omission prior to adoption of a provision authorized by this paragraph.

Article Twelve of the By-laws of Citigroup Global Markets Holdings provides as follows:

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Citigroup Global Markets Holdings has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the BCL and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the BCL, as permitted by Section 721 of the BCL.

For the undertaking with respect to indemnification, see Item 17 herein.

See the Form of Underwriting Agreement Basic Provisions, Global Selling Agency Agreements and Underwriting Agreements filed or to be filed as Exhibits 1.1 through 1.11 for certain indemnification provisions.

Item 16.	Exhibits.

Exhibit Number		Description

1.1	—	Form of Citigroup Underwriting Agreement Basic Provisions relating to Debt Securities.**

1.2	—	Global Selling Agency Agreement relating to Citigroup’s Medium-Term Senior Notes, Series G (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

1.3	—	Global Selling Agency Agreement relating to Citigroup Global Markets Holdings’ Medium-Term Senior Notes, Series N (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on March 9, 2016 (File No. 1-9924).

1.4	—	Underwriting Agreement for Citigroup Common Stock Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.5	—	Underwriting Agreement for Citigroup Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.6	—	Underwriting Agreement for Citigroup Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.7	—	Underwriting Agreement for Citigroup Stock Purchase Contracts will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.8	—	Underwriting Agreement for Citigroup Stock Purchase Units will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.9	—	Underwriting Agreement for Citigroup Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.10	—	Amended and Restated Global Selling Agency Agreement, dated August 26, 2011, relating to Citigroup’s Medium-Term Notes, Series D and Series E (incorporated by reference to Exhibit 10.02 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 1-9924)).

1.11	—	Global Selling Agency Agreement, dated December 20, 2012, relating to Citigroup’s Medium-Term Senior Notes, Series H (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1-9924)).

4.1	—	Restated Certificate of Incorporation of Citigroup (incorporated by reference to Exhibit 3.01 of Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (File No. 1-9924)).

4.2	—	By-Laws of Citigroup, as amended effective October 22, 2015 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on October 27, 2015 (File No. 1-9924)).

4.3	—	Restated Certificate of Incorporation of Citigroup Global Markets Holdings Inc. (incorporated by reference to Exhibit 4.7 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (No. 333-192302)).

4.4	—	By-Laws of Citigroup Global Markets Holdings Inc., as amended effective February 6, 2007 (incorporated by reference to Exhibit 4.8 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (No. 333-192302)).

4.5	—	Senior Debt Indenture, dated November 13, 2013, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

Exhibit Number		Description

4.6	—	First Supplemental Indenture, dated as of February 1, 2016, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on February 1, 2016 (File No. 1-9924)).

4.7	—	Second Supplemental Indenture, dated as of December 29, 2016, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on December 29, 2016 (File No. 1-9924)).

4.8	—	Subordinated Debt Indenture, dated as of April 12, 2001, between Citigroup and Bank One Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form S-3 (No. 333-186425)).

4.9	—	First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.13 to Citigroup’s Registration Statement on Form S-3/A (No. 333-117615)).

4.10	—	Second Supplemental Indenture, dated as of May 18, 2016, between Citigroup and The Bank of New York Mellon, as successor to J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on May 20, 2016 (No. 1-9924)).

4.11	—	Indenture, dated July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).

4.12	—	Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.13	—	First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation, Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.02 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.14	—	Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.15	—	Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc., Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 5 to Citigroup’s Form 8-A dated December 21, 1992, with respect to Citigroup’s 7 3/4% Notes Due June 15, 1999 (No. 1-9924)).

4.16	—	Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (No. 1-9924)).

4.17	—	Fifth Supplemental Indenture, dated as of December 9, 2008, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.04 to Citigroup’s Current Report on Form 8-K filed on December 11, 2008) (No. 1-9924)).

4.18	—	Sixth Supplemental Indenture, dated as of December 20, 2012, between Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (No. 1-9924)).

4.19	—	Seventh Supplemental Indenture, dated as of May 18, 2016, between Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on May 20, 2016 (No. 1-9924)).

Exhibit Number		Description

4.20	—	Senior Debt Indenture, dated as of June 1, 2005, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4(b) to Citigroup’s Registration Statement on Form S-3 (No. 333-132370-01)).

4.21	—	Second Supplemental Indenture, dated as of December 20, 2012, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (No. 1-9924)).

4.22	—	Senior Debt Indenture, dated as of March 8, 2016, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on March 9, 2016 (File No. 1-9924)).

4.23	—	Form of proposed Common Stock Warrant Agreement for Citigroup Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.24	—	Warrant Agreement (relating to Citigroup Warrants (expiring January 4, 2019)), dated as of January 25, 2011, between Citigroup and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.25	—	Specimen Warrant for 255,033,142 Citigroup Warrants (incorporated by reference to Exhibit 4.2 to Citigroup’s Registration Statement on Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.26	—	Warrant Agreement (relating to Citigroup Warrants (expiring October 28, 2018)), dated as of January 25, 2011, between Citigroup and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.1 to Citigroup’s Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.27	—	Specimen Warrant for 210,084,034 Citigroup Warrants (incorporated by reference to Exhibit 4.2 to Citigroup’s Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.28	—	Form of proposed Index Warrant Agreement for Citigroup Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.29	—	Form of Certificate for Citigroup Preferred Stock (incorporated by reference to Exhibit 4.27 to Citigroup’s Registration Statement on Form S-3 (No. 333-192302)).

4.30	—	Form of Citigroup Deposit Agreement (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (No. 333-27155)).

4.31	—	Form of Citigroup Depositary Receipt (included in Exhibit 4.30).

4.32	—	Form of Citigroup Medium-Term Senior Notes, Series G (incorporated by reference to Exhibit 4.30 to Citigroup’s Registration Statement on Form S-3 (No. 333-192302)).

4.33	—	Form of Citigroup Global Markets Holdings Inc. Medium-Term Senior Notes, Series N (incorporated by reference to Exhibit 4.34 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (No. 333-192302)).

4.34	—	Form of Citigroup Junior Subordinated Debt Securities (included in Exhibit 4.13).

4.35	—	Form of Citigroup Senior Debt Securities (included in Exhibit 4.9).

4.36	—	Form of Citigroup Medium-Term Registered Note, Series D (incorporated by reference to Exhibit 4(d) to Citigroup’s Registration Statement on Form S-3 (File No. 333-132370-01)).

Exhibit Number		Description

4.37	—	Form of Citigroup Medium-Term Senior Note, Series H (incorporated by reference to Exhibit 4.6 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1- 9924)).

4.38	—	Form of Citigroup Stock Purchase Contract will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.39	—	Form of Citigroup Stock Purchase Unit will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

5.1	—	Opinion of Barbara Politi, Esq.**

5.2	—	Opinion of Scott L. Flood, Esq.**

12.1	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016) (No. 1-9924)).

12.2	—	Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016) (No. 1-9924)).

23.1	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	—	Consent of Barbara Politi, Esq. (included in Exhibit 5.1).**

23.3	—	Consent of Scott L. Flood, Esq. (included in Exhibit 5.2).**

24.1	—	Powers of Attorney of certain Directors.*

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Senior Debt Indenture dated November 13, 2013.**

25.2	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Subordinated Debt Indenture dated as of April 12, 2001.**

25.3	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Citigroup Subordinated Debt Indenture dated as of July 23, 2004.**

25.4	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon (formerly, The Bank of New York), as trustee under the Citigroup Senior Debt Indenture dated as of March 15, 1987, as supplemented.**

25.5	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. under the Citigroup Senior Debt Indenture dated as of June 1, 2005.**

25.6	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Global Markets Holdings Senior Debt Indenture dated as of March 8, 2016.**

*	Filed herewith.
**	Previously filed.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 14, 2017.

CITIGROUP INC.

By:	/s/ John C. Gerspach
Name: John C. Gerspach Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated February 14, 2017.

Signatures

/s/ Michael L. Corbat Michael L. Corbat	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John C. Gerspach John C. Gerspach	Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey R. Walsh Jeffrey R. Walsh	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Michael E. O’Neill	Chairman of the Board

* Ellen M. Costello	Director

* Duncan P. Hennes	Director

* Franz B. Humer	Director

* Renée J. James	Director

* Eugene M. McQuade	Director

* Gary M. Reiner	Director

* Anthony M. Santomero	Director

* Joan E. Spero	Director

* Diana L. Taylor	Director

* William S. Thompson, Jr.	Director

* James S. Turley	Director

* Ernesto Zedillo	Director

By:	/s/ John C. Gerspach John C. Gerspach Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Global Markets Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 14, 2017.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/s/ Cliff Verron
Name: Cliff Verron Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated February 14, 2017.

Signatures

/s/ James A. Forese James A. Forese	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Cliff Verron Cliff Verron	Chief Financial Officer (Principal Financial Officer)

/s/ Daniel S. Palomaki Daniel S. Palomaki	Chief Accounting Officer (Principal Accounting Officer)

/s/ Scott L. Flood Scott L. Flood	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Citigroup Capital XIII and Citigroup Capital XVIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 14, 2017.

Citigroup Capital XIII
Citigroup Capital XVIII

By:	/s/ Joseph Bonocore
	Name:	Joseph Bonocore
	Title:	Regular Trustee

By:	/s/ Elissa Steinberg
	Name:	Elissa Steinberg
	Title:	Regular Trustee

EXHIBIT INDEX

Exhibit Number		Description

1.1	—	Form of Citigroup Underwriting Agreement Basic Provisions relating to Debt Securities.**

1.2	—	Global Selling Agency Agreement relating to Citigroup’s Medium-Term Senior Notes, Series G (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

1.3	—	Global Selling Agency Agreement relating to Citigroup Global Markets Holdings’ Medium-Term Senior Notes, Series N (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on March 9, 2016 (File No. 1-9924).

1.4	—	Underwriting Agreement for Citigroup Common Stock Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.5	—	Underwriting Agreement for Citigroup Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.6	—	Underwriting Agreement for Citigroup Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.7	—	Underwriting Agreement for Citigroup Stock Purchase Contracts will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.8	—	Underwriting Agreement for Citigroup Stock Purchase Units will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.9	—	Underwriting Agreement for Citigroup Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.10	—	Amended and Restated Global Selling Agency Agreement, dated August 26, 2011, relating to Citigroup’s Medium-Term Notes, Series D and Series E (incorporated by reference to Exhibit 10.02 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 1-9924)).

1.11	—	Global Selling Agency Agreement, dated December 20, 2012, relating to Citigroup’s Medium-Term Senior Notes, Series H (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1-9924)).

4.1	—	Restated Certificate of Incorporation of Citigroup (incorporated by reference to Exhibit 3.01 of Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (File No. 1-9924)).

4.2	—	By-Laws of Citigroup, as amended effective October 22, 2015 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on October 27, 2015 (File No. 1-9924)).

4.3	—	Restated Certificate of Incorporation of Citigroup Global Markets Holdings Inc. (incorporated by reference to Exhibit 4.7 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (No. 333-192302)).

4.4	—	By-Laws of Citigroup Global Markets Holdings Inc., as amended effective February 6, 2007 (incorporated by reference to Exhibit 4.8 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (No. 333-192302)).

4.5	—	Senior Debt Indenture, dated November 13, 2013, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

Exhibit Number		Description

4.6	—	First Supplemental Indenture, dated as of February 1, 2016, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on February 1, 2016 (File No. 1-9924)).

4.7	—	Second Supplemental Indenture, dated as of December 29, 2016, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on December 29, 2016 (File No. 1-9924)).

4.8	—	Subordinated Debt Indenture, dated as of April 12, 2001, between Citigroup and Bank One Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form S-3 (No. 333-186425)).

4.9	—	First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.13 to Citigroup’s Registration Statement on Form S-3/A (No. 333-117615)).

4.10	—	Second Supplemental Indenture, dated as of May 18, 2016, between Citigroup and The Bank of New York Mellon, as successor to J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on May 20, 2016 (No. 1-9924)).

4.11	—	Indenture, dated July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).

4.12	—	Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.13	—	First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation, Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.02 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.14	—	Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.15	—	Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc., Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 5 to Citigroup’s Form 8-A dated December 21, 1992, with respect to Citigroup’s 7 3/4% Notes Due June 15, 1999 (No. 1-9924)).

4.16	—	Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (No. 1-9924)).

4.17	—	Fifth Supplemental Indenture, dated as of December 9, 2008, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.04 to Citigroup’s Current Report on Form 8-K filed on December 11, 2008) (No. 1-9924)).

4.18	—	Sixth Supplemental Indenture, dated as of December 20, 2012, between Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (No. 1-9924)).

4.19	—	Seventh Supplemental Indenture, dated as of May 18, 2016, between Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on May 20, 2016 (No. 1-9924)).

Exhibit Number		Description

4.20	—	Senior Debt Indenture, dated as of June 1, 2005, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4(b) to Citigroup’s Registration Statement on Form S-3 (No. 333-132370-01)).

4.21	—	Second Supplemental Indenture, dated as of December 20, 2012, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (No. 1-9924)).

4.22	—	Senior Debt Indenture, dated as of March 8, 2016, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on March 9, 2016 (File No. 1-9924)).

4.23	—	Form of proposed Common Stock Warrant Agreement for Citigroup Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.24	—	Warrant Agreement (relating to Citigroup Warrants (expiring January 4, 2019)), dated as of January 25, 2011, between Citigroup and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.25	—	Specimen Warrant for 255,033,142 Citigroup Warrants (incorporated by reference to Exhibit 4.2 to Citigroup’s Registration Statement on Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.26	—	Warrant Agreement (relating to Citigroup Warrants (expiring October 28, 2018)), dated as of January 25, 2011, between Citigroup and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.1 to Citigroup’s Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.27	—	Specimen Warrant for 210,084,034 Citigroup Warrants (incorporated by reference to Exhibit 4.2 to Citigroup’s Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.28	—	Form of proposed Index Warrant Agreement for Citigroup Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.29	—	Form of Certificate for Citigroup Preferred Stock (incorporated by reference to Exhibit 4.27 to Citigroup’s Registration Statement on Form S-3 (No. 333-192302)).

4.30	—	Form of Citigroup Deposit Agreement (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (No. 333-27155)).

4.31	—	Form of Citigroup Depositary Receipt (included in Exhibit 4.30).

4.32	—	Form of Citigroup Medium-Term Senior Notes, Series G (incorporated by reference to Exhibit 4.30 to Citigroup’s Registration Statement on Form S-3 (No. 333-192302)).

4.33	—	Form of Citigroup Global Markets Holdings Inc. Medium-Term Senior Notes, Series N (incorporated by reference to Exhibit 4.34 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (No. 333-192302)).

4.34	—	Form of Citigroup Junior Subordinated Debt Securities (included in Exhibit 4.13).

4.35	—	Form of Citigroup Senior Debt Securities (included in Exhibit 4.9).

4.36	—	Form of Citigroup Medium-Term Registered Note, Series D (incorporated by reference to Exhibit 4(d) to Citigroup’s Registration Statement on Form S-3 (File No. 333-132370-01)).

Exhibit Number		Description

4.37	—	Form of Citigroup Medium-Term Senior Note, Series H (incorporated by reference to Exhibit 4.6 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1- 9924)).

4.38	—	Form of Citigroup Stock Purchase Contract will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.39	—	Form of Citigroup Stock Purchase Unit will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

5.1	—	Opinion of Barbara Politi, Esq.**

5.2	—	Opinion of Scott L. Flood, Esq.**

12.1	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016) (No. 1-9924)).

12.2	—	Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016) (No. 1-9924)).

23.1	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	—	Consent of Barbara Politi, Esq. (included in Exhibit 5.1).**

23.3	—	Consent of Scott L. Flood, Esq. (included in Exhibit 5.2).**

24.1	—	Powers of Attorney of certain Directors.*

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Senior Debt Indenture dated November 13, 2013.**

25.2	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Subordinated Debt Indenture dated as of April 12, 2001.**

25.3	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Citigroup Subordinated Debt Indenture dated as of July 23, 2004.**

25.4	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon (formerly, The Bank of New York), as trustee under the Citigroup Senior Debt Indenture dated as of March 15, 1987, as supplemented.**

25.5	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. under the Citigroup Senior Debt Indenture dated as of June 1, 2005.**

25.6	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Global Markets Holdings Senior Debt Indenture dated as of March 8, 2016.**

*	Filed herewith.
**	Previously filed.